SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                     ---------------------------------------

                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                          Date of Report: May 24, 1999


                         MARKETING SERVICES GROUP, INC.
                         ------------------------------
               (Exact name of Registrant as specified in charter)


         Nevada                     0-16730               88-0085608
         ------                     -------               ----------
     (State or other              (Commission          (I.R.S. Employer
     jurisdiction of               File No.)          Identification No.)
     incorporation)



                               333 Seventh Avenue
                            New York, New York 10001
                            ------------------------
                    (Address of Principal Executive Offices)


                                  212/594-7688
                                  ------------
              (Registrant's telephone number, including area code)




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Item 2. Acquisition or Disposition of Assets
---------------------------------------------

On May 13, 1999, Marketing Services Group, Inc. ("MSGI") completed an acquisition agreement with CMGI, Inc. (the "Seller") to acquire all of the outstanding capital stock (the "Shares") of its wholly-owned subsidiary, CMG Direct Corporation, including its business unit known as PermissionPlus. In consideration of the purchase of the Shares and other transactions in the Agreement, the Seller received the aggregate sum of $14,000,000 in cash subject to certain purchase price adjustments and $12,000,000 in stock for an aggregate of 2,321,084 restricted shares of common stock of MSGI, par value $.01 per share at an agreed upon price of $5.17 per share. The price per share was calculated based on an average closing price for 45 days prior to and including
March 9, 1999, the date the Agreement was entered into.

CMG Direct provides database services to the direct marketing and internet industries. PermissionPlus, a Web application, enables companies to automate Web site customer acquisition and increase customer lifetime value. It combines the power of market research, database management, e-mail service bureau, campaign management tool, Web site navigation system and a real-time response tracking and analysis system into one integrated internet application.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
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     (a)  Financial statements of businesses acquired *

     (b)  Pro forma financial information *

     (c)  Exhibits included herein:

           20.2  Press Release dated May 14, 1999

     (d)  Items previously filed March 24, 1999:

           2.1 Stock purchase agreement between Marketing Services Group, Inc. and CMGI, Inc.

          20.1   Press Release dated March 10, 1999


* It is impracticable for MSGI to provide the required financial statements and pro forma financial information as of the date hereof. MSGI will file the required financial statements and pro forma financial information no later than 60 days after the date hereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MARKETING SERVICES GROUP, INC.

Date: May 24, 1999                  By: /s/ Cindy H. Hill
      ------------                      --------------------------
                                        Title: Chief Financial Officer